BILL OF SALE

          FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, and intending to be legally bound hereby, Shoals Supply, Inc., an Alabama corporation (the "Seller"), does hereby grant, convey, transfer, sell, assign and deliver to Drew Industries Incorporated, a Delaware corporation (the "Buyer"), its successors and assigns, all of the Seller's right, title and interest in and to all the Assets, as defined in Section 1 of the Asset Purchase Agreement dated as of even date herewith among the Seller, the Shareholder (as defined therein) and the Buyer (the "Purchase Agreement"), incorporated herein by reference. Without limiting the foregoing in any manner, the Assets include the Assets described on Annex A hereto.

          The Seller hereby represents and warrants to the Buyer, its successors and assigns, that the Seller is the lawful owner of the Assets and has full power and authority to sell the same as aforesaid, and that, except as otherwise expressly provided in the Purchase Agreement, the Assets are on the date hereof free and clear of all pledges, liens, charges, security interests, encumbrances and claims of any nature, and hereby covenants to defend title to the Assets against all and every person whomsoever for the benefit of the Buyer and its successors and assigns.

          EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS BILL OF SALE AND THE PURCHASE AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES BEING MADE WITH RESPECT TO THE ASSETS. THE CONVEYANCE EVIDENCED HEREBY IS MADE WITH SUBSTITUTION AND SUBROGATION IN AND TO ANY RIGHTS OF ACTION OF WARRANTY THAT SELLER HAS OR MAY HAVE AGAINST ALL PRECEDING VENDORS.

          WITNESS the due execution hereof this 15 day of February, 1996.

                              SHOALS SUPPLY, INC.
ATTEST:

By:_____________________      By:__________________________
Title:__________________         Lecil V. Thomas
                                 President

                         ACKNOWLEDGMENTS

STATE OF ___________}
                    } SS.:
COUNTY OF __________}

          BEFORE ME, the undersigned, a Notary Public duly commissioned and qualified in and for the County and State aforesaid, personally came and appeared this 15 day of February, 1996, LECIL V. THOMAS, a person of the full age of majority, by me personally known, who, being by me first duly sworn, did depose and say that he is the President of SHOALS SUPPLY, INC., the corporation named in the above and foregoing instrument, and that he executed the same as his own free act and deed as the true act and deed of said corporation by authority of its Board of Directors for the purpose therein expressed.

                                        ________________________
                                             Notary Public
STATE OF __________}
                   }  SS.:
COUNTY OF _________}

          BEFORE ME, the undersigned, a Notary Public duly commissioned and qualified in and for the County and State aforesaid, personally came and appeared this 15 day of February, 1996, LEIGH J. ABRAMS, a person of the full age of majority, by me personally known, who, being by me first duly sworn, did depose and say that he is the President and Chief Executive Officer of DREW INDUSTRIES INCORPORATED, the corporation named in the above and foregoing instrument, and that he executed the same as his own free act and deed as the true act and deed of said corporation by authority of its Board of Directors for the purpose therein expressed.

                                        ________________________
                                             Notary Public

                             ANNEX A

                      [Attach Schedules from
              Asset Purchase Agreement Section 1.1]